Exhibit 10.12

RESTRICTED STOCK GRANT NOTICE AND AGREEMENT

Safepoint Holdings, Inc. (the “Company”), pursuant to its 2026 Stock Incentive Plan (as may be amended, restated and/or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of shares of Restricted Stock set forth below. The shares of Restricted Stock are subject to all of the terms and conditions of this Restricted Stock Grant Notice and Agreement (this “Award Agreement”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflict with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[___________________]

Date of Grant:	[___________________]

Number of Shares of Restricted Stock:	[___________________]

Vesting Commencement Date:	[___________________]

Vesting Schedule:	[___________________]

[___________________]

Termination:

Section 6(c) of the Plan regarding treatment of Restricted Stock upon Termination is incorporated herein by reference and made a part hereof. Except as provided above, in the event of Holder’s Termination for any reason, all unvested shares of Restricted Stock shall be cancelled and forfeited as of the date of such Termination for no consideration.

Transfer Restrictions:

Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of Restricted Stock before they vest, and any attempt to sell, transfer, pledge, or otherwise encumber the shares of Restricted Stock in violation of the foregoing shall be null and void.

Restrictive Covenant Agreement:

As a condition of the grant of shares of Restricted Stock hereunder, Holder acknowledges and reaffirms his, her or its obligations and restrictions set forth in any confidentiality, non-compete, non-solicit, invention assignment, or similar agreement or arrangement to which Holder is a party with any of the Company or any of its Affiliates (the “Restrictive Covenants”). Holder acknowledges and agrees that this Award Agreement and the Restrictive Covenants will be considered separate contracts, and the Restrictive Covenants will survive the termination of this Award Agreement for any reason.

Clawback Policy; Share Ownership Guidelines:

Notwithstanding any provision of this Award Agreement to the contrary, any shares granted to Holder hereunder, together with any compensation paid in respect of the shares of Restricted Stock, shall be subject to (i) any share ownership guidelines to which the Holder may be subject, and (ii) Section 20(e) of the Plan and, to the extent applicable to Holder, all of the terms and conditions set forth in the Safepoint Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation or any other clawback policy implemented by the Company, as in effect from time to time, including, without limitation, any clawback policy adopted to comply with applicable law.

Additional Recovery Right:

Furthermore, the Company reserves the right to determine that Holder shall forfeit any unvested portion of the shares of Restricted Stock or recover any portion of the shares already released to Holder, to the extent permitted by applicable laws, in the event that Holder engages in conduct that is detrimental to the Company or any of its Affiliates, which includes: (i) Holder’s engagement in conduct that constitutes Cause for Holder’s Termination; (ii)

Holder’s engagement in fraudulent, intentional, willful, or grossly negligent misconduct, whether by commission or omission; or (iii) Holder’s post-Termination conduct breaches any obligations owed to the Company or any of its Affiliates (including, but not limited to, misappropriation of trade secrets, non-disparagement, confidentiality, non-competition or non-solicitation). The Company’s right to determine whether Holder shall forfeit any unvested portion of the shares of Restricted Stock or to recover any portion of the shares already released to Holder shall not extend to conduct that occurred before the three (3) year period preceding the date on which the Company determines that such event has occurred.

Responsibility for Taxes:

Holder acknowledges that, regardless of any action taken by the Company or, if different, the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Holder’s participation in the Plan and legally applicable to Holder (“Tax-Related Items”) is and remains Holder’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Holder further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the shares of Restricted Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the shares of Restricted Stock to reduce or eliminate Holder’s liability for Tax-Related Items or achieve any particular tax result. Further, if Holder is subject to Tax-Related Items in more than one jurisdiction, Holder acknowledges that the Company and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, Holder agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all withholding obligations of the Company and/or the Service Recipient with respect to Tax-Related Items. In this regard, Holder authorizes the Company and/or the Service Recipient to: (a) withhold from Holder’s wages or other cash compensation payable to Holder by the Company, the Service Recipient or any Affiliate of the Company, (b) withhold from proceeds of the sale of shares of Stock upon vesting of the Restricted Stock either through a voluntary sale or through a mandatory sale arranged by the Company, (c) requiring Holder to tender a cash payment to the Company or an Affiliate of the Company in the amount of the Tax-

Related Items, (d) withholding shares of Stock otherwise deliverable to Holder, and/or (e) any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by applicable law or under the Plan, approved by the Committee.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including maximum rates applicable in Holder’s jurisdiction. In the event of over-withholding, Holder may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock) or, if not refunded, Holder may seek a refund from the local tax authorities. In the event of under-withholding, Holder may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligations for Tax-Related Items are satisfied by withholding shares of Stock, for tax purposes, Holder will be deemed to have been issued the full number of shares of Stock subject to the vested shares of Restricted Stock, notwithstanding that a number of the shares of Stock is held back solely for the purpose of satisfying the withholding obligations for Tax-Related Items.

The Company shall not be obligated to deliver any shares of Stock to Holder unless and until Holder shall have paid or otherwise satisfied in full the amount of any withholding obligation for Tax-Related Items resulting from the shares of Restricted Stock.

Nature of Grant:	By accepting the shares of Restricted Stock, Holder acknowledges, understands and agrees that:

(a)   the Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)   the Plan is operated and the shares of Restricted Stock are granted solely by the Company and only the Company is a party to this Award Agreement; accordingly, any rights Holder may have under this Award Agreement may be raised only against the Company but not any of its Affiliates (including, but not limited to, the Service Recipient);

(c) no Affiliate of the Company (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Holder under this Award Agreement;

(d)   the grant of the shares of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock, or benefits in lieu of restricted stock, even if restricted stock have been awarded in the past;

(e) all decisions with respect to future grants of restricted stock or other grants, if any, will be at the sole discretion of the Company;

(f) This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other Affiliate of the Company;

(g)   the shares of Restricted Stock and Holder’s participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and shall not interfere with the ability of the Company, the Service Recipient or any Affiliate of the Company, as applicable, to terminate Holder’s employment or service;

(h) Holder is voluntarily participating in the Plan;

(i) the shares of Restricted Stock acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;

(j) the shares of Restricted Stock acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(k) the future value of the shares of Stock is unknown, indeterminable, and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of the shares of Restricted Stock resulting from Holder’s Termination (for any reason whatsoever and regardless of whether or not later found to be invalid or in breach of applicable law in the jurisdiction where Holder is providing service or the terms of Holder’s employment or other service agreement, if any) and/or the application of the Safepoint Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation or any other recoupment, recovery, or clawback policy otherwise required by applicable law; and

(m) unless otherwise agreed with the Company in writing, the shares of Restricted Stock, and the income from and value of the same, are not granted as consideration for, or in connection with, the service Holder may provide as a director of an Affiliate of the Company.

No Advice Regarding Grant:

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Holder’s participation in the Plan or Holder’s receipt or vesting of the shares of Restricted Stock. Holder should consult with Holder’s own personal tax, legal and financial advisors regarding Holder’s participation in the Plan and the shares of Restricted Stock before accepting the shares of Restricted Stock or otherwise taking any action related to the shares of Restricted Stock or the Plan.

Severability:

The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Additional Terms:	The Restricted Stock shall be subject to the following additional terms:

•

Any certificates representing the shares of Restricted Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable U.S. federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•

Holder shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date any applicable Retained Distributions shall be delivered to Holder.

•

Upon vesting of the Restricted Stock (or such other time that the Restricted Stock is taken into income), Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan.

• This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

• This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•

Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

• This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its Affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

Section 83(b) Election:

Under Section 83 of the Code, the difference between the purchase price paid for the Restricted Stock and Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Restricted Stock described above. Holder may elect to be taxed at the time the shares of Restricted Stock are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Grant specified in this Award Agreement. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Holder as the forfeiture restrictions lapse. Holder will promptly notify the Company if Holder timely elects to file an election with respect to the Restricted Stock under Section 83(b) of the Code.

HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF. HOLDER IS RELYING SOLELY ON HOLDER’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY ELECTION UNDER SECTION 83(B) OF THE CODE.

Representations and Warranties of Holder:	Holder acknowledges and agrees that the Company has not provided any tax advice to Holder in connection with this Award

Agreement and Holder has been advised by the Company to seek tax advice from Holder’s own tax advisors regarding this Award Agreement and the payments that may be made to Holder pursuant to this Award Agreement, including advice as to whether Holder should make an election under Section 83(b) of the Code within thirty (30) days of the Date of Grant.

*   *   *

BY SIGNING BELOW OR OTHERWISE ACCEPTING THE RESTRICTED STOCK THROUGH THE COMPANY’S DESIGNATED ELECTRONIC ACCEPTANCE PROCESS, THE HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

SAFEPOINT HOLDINGS, INC.		HOLDER

By:
	Signature		Signature

Title:		Print Name:

Date:		Date:

EXHIBIT A

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN

GROSS INCOME IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned taxpayer elects, pursuant to Code Section 83(b), to include in gross income in 20[__] as compensation for services rendered, the fair market value of property received in connection with his or her services in excess of the amount paid for the property and supplies the following information in accordance with the regulations promulgated thereunder.

1. The name, address and taxpayer identification number of the undersigned are:

Name:
Address:
Social Security #:

2. The property with respect to which the election is made consists of _____ common shares of Safepoint Holdings, Inc., a Delaware corporation (the “Company”).

3. The date on which property was transferred is ___________, 20[__].

4. The taxable year to which this election relates is calendar year 20[__].

5. The aggregate fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $[____]1.

6. The common shares are subject to vesting requirements based upon the Taxpayer’s employment or service with the Company.

7. The amount paid by taxpayer for the property is $0.

8. A copy of this statement has been furnished to the Company, in accordance with Treas. Reg. § 1-83-2(e)(7).

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ____________, 20[__]
Taxpayer’s Signature

[1]	To be equal to FMV x total # of shares granted.